Exhibit 99.1

COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Zack Kubow (646) 536-7020
Vaseem Mahboob, CFO	Nick Laudico (646) 536-7030
(949) 595-7200
www.endologix.com

Endologix Reports Results for the Fourth Quarter

and Full Year 2016

IRVINE, Calif., February 22, 2017 - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, today announced financial results for the three and twelve months ended December 31, 2016.

John McDermott, Endologix Chief Executive Officer, said, “In 2016, we successfully completed the TriVascular integration, advanced our strategic initiatives, and remain well positioned to execute on our long-term growth strategy. Looking forward, we have several opportunities to build value and enhance our position in the global aortic market. We anticipate CE Mark approval for Ovation Alto and Nellix ChEVAS in 2017, further expanding the number of AAA patients that can be treated with our innovative technologies. We also have several clinical milestones anticipated over the coming year, including presentation of the LUCY data and initiation of U.S. IDE clinical trials for Ovation Alto and Nellix ChEVAS. We also remain on track to submit the Nellix two-year IDE results and updated IFU to the FDA in the second quarter, which will be a key milestone towards Nellix FDA approval.”

Financial Results

As a result of its merger with TriVascular Technologies, Inc. completed on February 3, 2016, Endologix’s GAAP results (“as reported”) include TriVascular's results from that date forward. In addition to reporting GAAP results, Endologix is providing a comparison to combined financial results, which combine standalone Endologix and TriVascular results for the fourth quarter of 2015 and year ended December 31, 2015 in their entirety.

Global revenue in the fourth quarter of 2016 was $47.5 million, a 21% increase from $39.2 million in the fourth quarter of 2015 and a 3% decrease from combined revenue of $49.0 million in the fourth quarter of 2015. For the year ended December 31, 2016, global revenue was $192.9 million, a 26% increase from $153.6 million for the year ended December 31, 2015 and a 1% increase from combined revenue of $190.6 million for the year ended December 31, 2015.

U.S. revenue in the fourth quarter of 2016 was $33.7 million, a 27% increase as reported and a 1% decrease from combined U.S. revenue of $33.9 million in the fourth quarter 2015. International revenue was $13.8 million, an 8% increase as reported and a 9% decrease from combined international revenue of $15.1 million in the fourth quarter of 2015. On constant currency basis, fourth quarter 2016 international revenue increased 10% as reported and decreased 7% on a combined basis.

Gross profit was $29.5 million in the fourth quarter of 2016, which represents a gross margin of 62%, compared to a gross margin of 60% as reported and 61% on a combined basis in the fourth quarter of 2015. Gross profit was $123.8 million for the year ended December 31, 2016, representing a gross margin of 64%. This compares to a gross margin of 66% as reported and 65% on a combined basis for the year ended December 31, 2015. Fourth quarter and year ended December 31, 2016 gross profit was negatively impacted by $0.6 million and $10.5 million related to purchase price accounting for inventory and intangible assets acquired by Endologix in the TriVascular merger. Excluding this impact, fourth quarter 2016 gross margin was 63% and year ended December 31, 2016 was 70%.

Total operating expenses were $51.7 million in the fourth quarter of 2016, compared to $45.5 million as reported and $66.5 million on a combined basis in the fourth quarter of 2015. Fourth quarter 2016 operating expenses included $2.4 million for expenses related to restructuring and contract termination and fourth quarter 2015 included $5.1 million for business acquisition expenses. Excluding these items, operating expenses in the fourth quarter of 2016 as compared to combined operating expenses in the fourth quarter of 2015 were lower by $12.2 million, or 20%, driven by synergy savings resulting from the TriVascular merger. For the year ending December 31, 2016, total research & development expenses were 16% lower and total selling, general and administrative expenses were 11% lower as compared to combined reported expenses for the year ending December 31, 2015.

Net loss for the fourth quarter of 2016 was $24.9 million, or $(0.30) per share, compared with net loss of $15.3 million, or $(0.22) per share, and combined net loss of $32.6 million for the fourth quarter of 2015. Endologix reported a negative Adjusted EBITDA (non-GAAP and defined below) for the fourth quarter of 2016 of $13.2 million, compared with a combined negative Adjusted EBITDA for the fourth quarter of 2015 of $25.7 million.

For the year ended December 31, 2016, Endologix reported a net loss of $154.7 million, or $(1.91) per share, compared with net loss of $50.4 million, or $(0.75) per share, and combined net loss of $111.8 million for the year ended December 31, 2015. Endologix reported a negative Adjusted EBITDA for the year ended December 31, 2016 of $41.4 million, compared with a combined negative Adjusted EBITDA for the year ended December 31, 2015 of $78.4 million.

Total cash, cash equivalents, restricted cash and marketable securities were $49.1 million as of December 31, 2016, compared to $177.3 million as of December 31, 2015. During the fourth quarter of 2016, the Company used $1.0 million for merger and restructure related expenses.

Financial Guidance

Endologix anticipates 2017 revenue to be in the range of $193 million to $200 million, representing reported growth of 0% to 4% compared to 2016 and constant currency growth of 2% to 5%. Endologix anticipates 2017 GAAP loss per share of $(0.70) to $(0.76) per share.

Conference Call Information

Endologix's management will host a conference call today to discuss these topics beginning at 5:00 P.M. Eastern time (2:00 P.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (844) 512-2921 from the U.S. or 1-(412)-317-6671 from outside the U.S., and entering pin number 13655149. The conference call will be broadcast live over the Internet at www.endologix.com. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website through February 22, 2018.

About Endologix

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding the status of Endologix’s post-merger integration of TriVascular’s businesses and operations, anticipated growth opportunities for Endologix’s existing products and potential future products, the progress and results of clinical trials, Endologix’s ability to obtain regulatory approval of its existing products and potential future products, Endologix’s ability to increase revenue through sales of its existing products and potential future products, and 2017 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include Endologix’s ability to integrate the businesses and operations of, and to realize the expected benefits of its merger with, TriVascular, continued market acceptance, endorsement and use of Endologix's products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining regulatory approval for Endologix's products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) “Adjusted EBITDA" and (3) "Combined Financial Results" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

"GAAP" is generally accepted accounting principles in the United States.

Adjusted Net Income (Loss) Definition:
(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization.

In the three and twelve months ended December 31, 2016, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization.

In the three and twelve months ended December 31, 2015, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; and (iii) foreign currency (gains) or losses; and (iv) business development expenses; and (v) contract termination and business acquisition expenses.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; and (x) other non-recurring expenses or income, as described by Endologix.

Adjusted EBITDA Definition:
(2) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

Combined Financial Results Definition:
(3) "Combined Financial Results" are non-GAAP measures defined by Endologix as Endologix's financial results combined with TriVascular's financial results.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
U.S.	$33,654	$26,403	$136,111	$107,228
International	13,809	12,829	56,814	46,384
Total Revenue	47,463	39,232	192,925	153,612
Cost of goods sold	18,002	15,515	69,133	51,821
Gross profit	$29,461	$23,717	$123,792	$101,791
Operating expenses:
Research and development	8,541	8,738	32,337	26,421
Clinical and regulatory affairs	4,551	4,415	16,215	15,418
Marketing and sales	25,010	19,110	107,759	78,213
General and administrative	11,175	8,149	41,044	29,581
Restructuring costs	2,481	—	11,093	—
Contract termination and business acquisition expenses	(88)	5,071	5,768	5,071
Settlement costs	—	—	4,650	—
Total operating expenses	51,670	45,483	218,866	154,704
Loss from operations	(22,209)	(21,766)	(95,074)	(52,913)
Other income (expense)	(5,538)	(3,139)	(17,774)	(6,748)
Change in fair value of contingent consideration related to acquisition	2,600	100	2,500	(100)
Change in fair value of derivative liabilities	—	—	(43,831)	—
Total other expense	(2,938)	(3,039)	(59,105)	(6,848)
Net loss before income tax expense	$(25,147)	$(24,805)	$(154,179)	$(59,761)
Income tax benefit (expense)	222	9,512	(498)	9,337
Net loss	$(24,925)	$(15,293)	$(154,677)	$(50,424)
Other comprehensive income (loss) foreign currency translation	$(89)	$(555)	$978	$(1,762)
Comprehensive loss	$(25,014)	$(15,848)	$(153,699)	$(52,186)
Basic and diluted net loss per share	$(0.30)	$(0.22)	$(1.91)	$(0.75)
Shares used in computing basic and diluted net loss per share	82,686	67,976	80,976	67,671

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Loss to Adjusted Net Loss
Net loss	$(24,926)	$(15,293)	$(154,677)	$(50,424)
Fair value adjustment to Nellix contingent consideration liability	(2,600)	(100)	(2,500)	100
Interest expense	4,160	3,016	15,841	7,476
Foreign currency (gain) loss	1,274	89	2,112	(504)
Settlement costs	—	—	4,650	—
Contract termination and business acquisition expenses	(88)	5,071	5,768	5,071
Business development expenses	1,000	1,866	1,000	2,500
Restructuring and other transition costs	2,907	—	12,414	—
Fair value adjustment of derivative liabilities	—	—	43,831	—
Inventory step-up amortization	—	—	8,238	—
(1) Adjusted Net Loss	$(18,273)	$(5,351)	$(63,323)	$(35,781)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(18,273)	$(5,351)	$(63,323)	$(35,781)
Income tax (benefit) expense	(222)	(9,512)	498	(9,337)
Depreciation and amortization	2,618	1,325	9,149	5,886
Stock-based compensation	2,645	2,086	12,286	9,255
(2) Adjusted EBITDA	$(13,232)	$(11,452)	$(41,390)	$(29,977)

Exhibit 99.1

	Three Months Ended December 31, 2015			Twelve Months Ended December 31, 2015
	Endologix Standalone	TriVascular Standalone	(3) Combined Financial Results	Endologix Standalone	TriVascular Standalone	(3) Combined Financial Results
Revenue:
US	$26,403	$7,461	$33,864	$107,228	$26,475	$133,703
International	12,829	2,319	15,148	46,384	10,518	56,902
Total Revenue	39,232	9,780	49,012	153,612	36,993	190,605
Cost of goods sold	15,515	3,746	19,261	51,821	14,317	66,138
Gross profit	$23,717	$6,034	$29,751	$101,791	$22,676	$124,467
Operating expenses:			—			—
Research and development	8,738	2,150	10,888	26,421	9,161	35,582
Clinical and regulatory affairs	4,415	1,826	6,241	15,418	7,132	22,550
Marketing and sales	19,110	10,933	30,043	78,213	40,121	118,334
General and administrative	8,149	6,156	14,305	29,581	19,069	48,650
Contract termination and business acquisition expenses	5,071	—	5,071	5,071	—	5,071
Total operating expenses	45,483	21,065	66,548	154,704	75,483	230,187
Loss from operations	(21,766)	(15,031)	(36,797)	(52,913)	(52,807)	(105,720)
Total other income (expense)	(3,039)	(2,303)	(5,342)	(6,848)	(8,419)	(15,267)
Net loss before income tax benefit (expense)	$(24,805)	$(17,334)	$(42,139)	$(59,761)	$(61,226)	$(120,987)
Income tax benefit (expense)	9,512	(6)	9,506	9,337	(185)	9,152
Net loss	$(15,293)	$(17,340)	$(32,633)	$(50,424)	$(61,411)	$(111,835)

Exhibit 99.1

	Three Months Ended	Twelve Months Ended
	Dec. 31, 2015	Dec. 31, 2015
Combined Net Loss to Combined Adjusted Net Loss:
Combined Net Loss	$(32,633)	$(111,835)
Fair value adjustment to Nellix contingent consideration liability	(100)	100
Interest expense	5,276	15,624
Foreign currency (gain) loss	89	(504)
Contract termination and business acquisition expenses	5,071	5,071
Business development expenses	1,866	2,500
(3) Combined Adjusted Net Loss	$(20,431)	$(89,044)

Combined Adjusted Net Loss to Combined Adjusted EBITDA:
Combined Adjusted Net Loss	$(20,431)	$(89,044)
Income tax (benefit) expense	(9,506)	(9,152)
Depreciation and amortization	1,576	6,499
Stock-based compensation	2,638	13,275
(3) Combined Adjusted EBITDA	$(25,723)	$(78,422)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$26,120	$124,553
Restricted cash	2,001	—
Marketable securities	20,988	52,768
Accounts receivable, net of allowance for doubtful accounts of $1,037 and $226, respectively	34,430	28,531
Other receivables	1,787	375
Inventories	41,160	27,860
Prepaid expenses and other current assets	3,359	2,325
Total current assets	129,845	236,412
Property and equipment, net	23,265	23,355
Goodwill	120,711	28,685
Intangibles, net	84,511	42,118
Deposits and other assets	1,352	480
Total assets	$359,684	$331,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,237	$17,549
Accrued payroll	19,997	13,030
Accrued expenses and other current liabilities	11,668	5,576
Contingently issuable common stock	—	14,700
Total current liabilities	44,902	50,855
Deferred income taxes	879	879
Deferred rent	7,949	8,051
Other liabilities	3,783	210
Contingently issuable common stock	12,200	—
Convertible notes	177,178	167,748
Total liabilities	246,891	227,743
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 135,000,000 and 100,000,000 shares authorized, respectively. 82,986,244 and 68,235,179 shares issued, respectively. 82,774,005 and 68,034,386 shares outstanding, respectively.	83	68
Additional paid-in capital	567,765	404,462
Accumulated deficit	(453,601)	(298,924)
Treasury stock, at cost, 212,239 and 200,793 shares, respectively.	(2,942)	(2,809)
Accumulated other comprehensive income	1,488	510
Total stockholders’ equity	112,793	103,307
Total liabilities and stockholders’ equity	$359,684	$331,050